As filed with the Securities and Exchange Commission on July 25, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2006

Mercury Interactive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22350	77-0224776
(Commission File Number)	(I.R.S. Employer Identification No.)

379 North Whisman Road, Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 603-5200

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Michael G. O’Bryan, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On July 25, 2006, Mercury Interactive Corporation (the “Company”)(OTC: MERQ) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hewlett-Packard Company (“HP”) and Mars Landing Corporation, a wholly-owned subsidiary of HP (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.002 per share, of the Company at a purchase price of $52.00 per share (the “Offer Price”). As soon as practicable after the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of HP. In the Merger, the remaining stockholders of the Company, other than such stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be entitled to receive the Offer Price per share.

The obligation of Merger Sub to accept for payment and pay for the shares tendered in the Offer is subject to a number of conditions described in the Merger Agreement, including among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of any other material antitrust or merger control approvals. In addition, HP’s acceptance of the tendered shares is subject to HP’s ownership, following such acceptance, of at least a majority of all then-outstanding shares of the Company’s common stock and the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005 (which filing must include an opinion of the Company’s independent auditors with respect to the Company’s financial statements, an opinion of the Company’s independent auditors with respect to the Company’s internal control over financial reporting, and the required management assessments and certifications).

The closing of the Merger is subject to customary closing conditions, and, depending on the number of shares held by HP after its acceptance of the shares properly tendered in connection with the Offer, approval of the Merger by the holders of the Company’s outstanding shares remaining after the completion of the Offer also may be required.

Tender and Voting Agreement

In connection with the Merger Agreement, and in order to induce HP and Merger Sub to enter into the Merger Agreement, directors, Giora Yaron, Igal Kohavi, Yair Shamir, Clyde Ostler, Brad Boston, Joseph Costello and Stanley Keller and officers, Anthony Zingale, David Murphy, James Larson, Brian Stein, Sandra Escher and Yuval Scarlat of the Company, in their respective capacities as stockholders of the Company, concurrently with the execution and delivery of the Merger Agreement, entered into Tender and Voting Agreements, each effective as of July 25, 2006 (the “Tender and Voting Agreements”), with HP, pursuant to which the stockholders agreed, among other things, to tender the shares held by them in the Offer and to vote such shares in favor of adoption of the Merger Agreement, all upon the terms and subject to the conditions set forth in such Tender and Voting Agreements.

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The Merger Agreement and the form of the Tender and Voting Agreements are attached hereto as Exhibits 2.1 and 4.1, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement and the Tender and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2006, by and among Hewlett-Packard Company, Mars Landing Corporation, and Mercury Interactive Corporation.

4.1	Form of Tender and Voting Agreements, by and between Hewlett-Packard Company and each director and executive officer of Mercury Interactive Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY INTERACTIVE CORPORATION

Date: July 25, 2006	By:	/s/ David Murphy
David Murphy
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2006, by and among Hewlett-Packard Company, Mars Landing Corporation, and Mercury Interactive Corporation.

4.1	Form of Tender and Voting Agreements, by and between Hewlett-Packard Company and each director and executive officer of Mercury Interactive Corporation.

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